UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 11, 2012
Date of Report (Date of earliest event reported)

Royal Bancshares of Pennsylvania, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668 - 4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By press release on April 11, 2012, Royal Bancshares of Pennsylvania, Inc. ("Royal") announced a management transition plan pursuant to which, among other things, Robert R. Tabas, Chairman and Chief Executive officer of Royal and its wholly owned banking subsidiary, Royal Bank America, announced his intention to retire from active management of the company by the end of 2012, while remaining a director and Chairman of the boards of directors of both Royal and Royal Bank America, and Murray Stempel, III, currently Vice Chairman of Royal and Chief Lending Officer of Royal Bank America, will retire from active management of the company and as Vice Chairman by the end of the year, while remaining on the boards of directors of both Royal and Royal Bank America.  Additionally, James J. McSwiggan has advised the board of directors of his decision to retire from his current position as President and Chief Operating Officer and from the boards of directors of both Royal and Royal Bank America on or before December 31, 2012.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated April 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: April 13, 2012

	By:	/s/ Robert R. Tabas
Robert R. Tabas
Chairman and Chief Executive Officer